EXHIBIT 32.1

Certification of Chief Executive Officer

pursuant to 18 U.S.C. Section 1350, as adopted

pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report on Form 10-Q of Tangoe, Inc. for the quarterly period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Albert R. Subbloie, Jr., as Chief Executive Officer of Tangoe, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tangoe, Inc.

Dated: November 14, 2012
	By:	/ S / Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President, Chief Executive Officer
and Chairman of the Board